Exhibit 99.1

News Release

RSP Permian, Inc. Appoints Uma L. Datla as Chief Accounting Officer and James Schnoebelen as Chief Information Officer

Dallas, Texas – May 24, 2017 – RSP Permian, Inc. (“RSP” or the “Company”) (NYSE: RSPP) announced today that Uma L. Datla has joined the Company as Chief Accounting Officer. In her role, Ms. Datla will be responsible for all aspects of RSP’s accounting functions, including financial reporting, internal controls and operations. She will report directly to the Company’s Chief Financial Officer, Scott McNeill.

With nearly 12 years of accounting experience, Ms. Datla had most recently served as Chief Accounting Officer of publicly-listed Approach Resources Inc., a Permian Basin focused oil and natural gas exploration and production company based in Fort Worth, Texas. Prior to serving as Chief Accounting Officer, Ms. Datla served as Director of Financial Reporting at Approach. Ms. Datla served in various positions of progressive responsibility with Ernst & Young LLP and was a Manager prior to leaving to join Approach in August 2013. Ms. Datla is a Certified Public Accountant and received a Masters of Professional Accounting from the University of Texas at Arlington in 2005 and a Bachelors in Science and Technology Development from Birla Institute of Technology and Science in 2000.

RSP also announced today that James Schnoebelen has joined the Company as Chief Information Officer. Mr. Schnoebelen will be responsible for all aspects of RSP’s information technology practices and systems. He will report directly to Jim Mutrie, the Company’s General Counsel and Corporate Secretary.

Mr. Schnoebelen most recently served as Vice President of Security Services at SpearTip, a cyber security and counterintelligence company. Mr. Schnoebelen has an extensive background in system security architecture and administrative design, web application testing, database structure, Incident Response Digital Forensics and malware analysis. Mr. Schnoebelen received a Bachelor of Science in Business Administration in Information Technology Management from St. Louis University and holds multiple industry certifications.

About RSP Permian, Inc.

RSP is an independent oil and natural gas company focused on the acquisition, exploration, development and production of unconventional oil and associated liquids-rich natural gas reserves in the Permian Basin of West Texas. The vast majority of the Company’s acreage is located on large, contiguous acreage blocks in the core of the Midland Basin and Delaware Basin, both sub-basins of the Permian Basin. The Midland Basin properties are primarily in the adjacent counties of Midland, Martin, Andrews, Ector and Glasscock. The Delaware Basin properties are in the adjacent counties of Loving and Winkler. The Company’s common stock is traded on the NYSE under the ticker symbol “RSPP.”

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of the federal securities laws. All statements, other than historical facts, that address activities that RSP assumes, plans, expects, believes, intends or anticipates (and other similar expressions) will, should or may occur in the future are forward-looking statements. Forward-looking statements are based on RSP’s current beliefs, based on currently available information, as to the outcome and timing of future events. These forward-looking statements involve certain risks and uncertainties that could cause the results to differ materially from those expected by the management of RSP. Information concerning these risks and other factors can be found in RSP’s filings with the SEC, including its Annual Report on Form 10-K, which can be obtained free of charge on the SEC’s web site located at www.sec.gov. RSP undertakes no obligation to update or revise any forward-looking statement.

For further information:

Investor Contact:

Scott McNeill

Chief Financial Officer

214-252-2700

Alyssa Stephens

Director, Investor Relations

214-252-2764

Investor Relations:

IR@rsppermian.com

214-252-2790

Source: RSP Permian, Inc.